SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported)         December 28, 2021

BIOSYNERGY, INC.
(Exact name of Registrant as specified in its charter)

Illinois	0-12459	36-2880990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

1940 E. Devon, Elk Grove Village, Illinois 60007

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 956-0471

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2021, Biosynergy, Inc. (“Biosynergy” or the “Company”) filed a Current Report on Form 8-K disclosing that the Company entered into an Asset Purchase Agreement (the “Agreement”) on November 23, 2021 with LCR Hallcrest, LLC (“Hallcrest”) for the sale of substantially all of the Company’s assets to Hallcrest (the “Transaction”). It was reported that the Agreement contemplated the Transaction would be implemented through proceedings pursuant to 805 ILCS 5/12.05 et seq. of the Illinois Business Corporations Act (“BCA”). On November 24, 2021, Biosynergy filed a verified complaint (the “Complaint”) with the Circuit Court of Cook County, Illinois, Chancery Division, (the ”Court”), Case No. 2021CH05951 seeking a judicial dissolution and sale of Biosynergy’s assets pursuant to 805 ILCS 5/12.05 et seq. of the BCA. The complaint alleged that Biosynergy is a small publically traded company that has run out of viable options to continue in business for the benefit of its shareholders, or for the medical customers it serves.

On December 28, 2021, the Court entered an order finding that Biosynergy has established “dissolution is reasonably necessary because the business of the corporation can no longer be conducted to the general advantage of its shareholders.” The Court ordered Articles of Dissolution to be filed in accordance with BCA Section 12.20 and authorized and empowered Biosynergy to wind-down its business consistent with BCA Section 12.30 which shall include, but not be limited to:

    a.         Sale of substantially all of its assets to Hallcrest as set forth in the Agreement, as amended from time to time in accordance with the terms thereof, as authorized by Biosynergy’s Board of Directors, and upon authorization of the Transaction by Biosynergy’s Board of Directors, the Transaction will be approved and Biosynergy shall be authorized and directed to perform under and consummate the Transaction in accordance with the Agreement;

    b.         Collection of all accounts receivable owed to Biosynergy;

    c.         Payment of all debts owed to any creditors of Biosynergy; and

    d.         Distribution and payment of all remaining Biosynergy assets to its shareholders.

In accordance with BCA Section 12.65(b), the Court retained jurisdiction over the dissolution of Biosynergy.

The Court ordered dissolution and sale of Biosynergy’s assets will enable Biosynergy to close the Transaction without the cost of a shareholders’ meeting. Because this is not a bankruptcy or insolvency situation, Biosynergy’s creditors will be paid in full and all proceeds remaining after the Company’s assets are sold, less expenses of the Transaction and dissolution, will be paid to the shareholders.

The foregoing description of the Agreement and the Transaction contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the Current Report on Form 8-K filed on November 30, 2021 and the Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on November 30, 2021, and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to: the need to obtain certain consents and satisfy certain conditions to closing the Transaction, which may not be completed in the anticipated time frame or at all; the occurrence of any event or other circumstance that could lead to the termination of the Agreement; the effect of the Transaction on the Company’s financial position; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. For a more detailed discussion of risk factors, please see Part I, Item 1A, Material Risk Factors, in the Company’s most recent Annual Report on Form 10-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of November 23, 2021, by and among LCR Hallcrest, LLC, a Delaware limited liability company, as Buyer, and Biosynergy, Inc., an Illinois corporation, as Seller, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on November 30, 2021, and is incorporated by reference herein.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2022	BIOSYNERGY, INC. By: /s/ Fred K. Suzuki /s/ Fred K. Suzuki, President